SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported):   June 19, 1995


                  Commission file number 1-9016
                   ___________________________

               AMERICAN INDUSTRIAL PROPERTIES REIT
     (Exact name of registrant as specified in its charter)


            Texas                1-9016            75-6335572
(State or other jurisdiction   (Commission       (IRS Employer
     of incorporation)         File Number)   Identification No.)


6220 North Beltline Road,  Suite 205
          Irving, Texas                           75063-2656
(Address of principal executive offices)          (Zip code)

                         (214) 550-6053
      (Registrant's telephone number, including area code)








Item 5.  Other Events

     On June 19, 1995, the Trust entered into a Loan Modification Agreement (the "Agreement") modifying the applicable interest rate and payment terms of the mortgage loan secured by the Northview Distribution Center property in Dallas, Texas. Effective June 1, 1995, a fixed interest rate of 8.40% replaces the variable interest rate provided for in the original loan. Monthly payments of principal and interest in the amount of $17,981 begin July 1, 1995. The mortgage loan has an outstanding principal balance of $2,238,000.

     On June 19, 1995, the Trust entered into a Loan Modification Agreement (the "Agreement") modifying the applicable interest rate and payment terms of the mortgage loan secured by the Tamarac Square Mall property in Denver, Colorado. Effective June 1, 1995, a fixed interest rate of 8.40% replaces the variable interest rate provided for in the original loan. Monthly payments of principal and interest in the amount of $97,896 begin July 1, 1995. The mortgage loan has an outstanding principal balance of $12,186,000.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)   Exhibits

                    99.1 Loan Modification Agreement dated June
               19, 1995 modifying the note dated November 15,
               1994 in the original principal amount of
               $2,250,000

                    99.2 Loan Modification Agreement dated June
               19, 1995 modifying the note dated November 15,
               1994 in the original principal amount of
               $12,250,000




SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMERICAN INDUSTRIAL PROPERTIES REIT


                                   /s/   Marc A. Simpson
                              Marc A. Simpson
                              Vice-President, Secretary and
                              Treasurer


DATE:      June 23, 1995